Exhibit 99.1

Helen of Troy Limited Reports Fourth Quarter Fiscal 2021 Results

Consolidated Net Sales Growth of 15.1% Despite Adverse February Winter Storm Impact
Organic Business Net Sales Growth of 12.2%; Leadership Brand Net Sales Growth of 20.2%
GAAP Diluted Earnings Per Share (“EPS”) of $0.90; Includes Impairment Charge of $0.30
Adjusted Diluted EPS of $1.57 Despite Adverse February Winter Storm Impact
Full Year Consolidated Net Sales Growth of 22.9%
Full Year GAAP Diluted EPS of $10.08
Full Year Adjusted Diluted EPS Growth of 25.3% to $11.65
Full Year Operating Cash Flow Growth of 15.8% to $314.1 million

El Paso, Texas, April 28, 2021 — Helen of Troy Limited (NASDAQ: HELE), designer, developer and worldwide marketer of consumer brand-name housewares, health and home, and beauty products, today reported results for the three-month period ended February 28, 2021.

Executive Summary – Fourth Quarter of Fiscal 2021

•Consolidated net sales revenue increase of 15.1% to $509.4 million, including:
◦An adverse impact from February Winter Storm Uri of approximately $15 million, or 3.4%
◦An increase in Leadership Brand net sales of 20.2%
◦An increase in online channel net sales of approximately 30%
◦Organic business net sales growth of 12.2%
◦Core business net sales growth of 16.2%

•GAAP consolidated operating income of $24.5 million, or 4.8% of net sales, which includes a non-cash asset impairment charge of $8.5 million, compared to a GAAP operating loss of $2.7 million, or 0.6% of net sales, for the same period last year, which included acquisition-related expenses of $1.1 million, non-cash asset impairment charges of $41.0 million, and restructuring charges of $2.3 million

•Non-GAAP consolidated adjusted operating income decrease of 20.5% to $42.9 million, or 8.4% of net sales, compared to $53.9 million, or 12.2% of net sales, for the same period last year

•GAAP diluted EPS of $0.90, which includes a non-cash asset impairment charge of $0.30 per share, compared to a GAAP diluted loss per share of $0.13 for the same period last year, which included acquisition-related expenses of $0.04 per share, non-cash asset impairment charges of $1.43 per share, and restructuring charges of $0.08 per share

•Non-GAAP adjusted diluted EPS of $1.57 despite an adverse winter storm impact of approximately $0.20, compared to $1.88 for the same period last year

Executive Summary - Fiscal 2021

•Consolidated net sales revenue increase of 22.9% including:
◦An increase in Leadership Brand net sales of 25.5%
◦An increase in online channel net sales of approximately 32%
◦Organic business net sales growth of 20.3%
◦Core business net sales growth of 23.7%

•GAAP consolidated operating income of $281.5 million, or 13.4% of net sales, which includes a non-cash asset impairment charge of $8.5 million and restructuring charges of $0.4 million,

compared to $178.3 million, or 10.4% of net sales, for the same period last year, which included acquisition-related expenses of $2.5 million, non-cash asset impairment charges of $41.0 million, and restructuring charges of $3.3 million

•Non-GAAP consolidated adjusted operating income increase of 24.2% to $334.4 million, or 15.9% of net sales, compared to $269.3 million, or 15.8% of net sales, for the same period last year

•GAAP diluted EPS of $10.08, which includes a non-cash asset impairment charge of $0.30 per share, restructuring charges of $0.01 per share, and a benefit from tax reform of $0.37 per share, compared to $6.02 for the same period last year, which included acquisition-related expenses of $0.10 per share, non-cash asset impairment charges of $1.44 per share, and restructuring charges of $0.12 per share

•Non-GAAP adjusted diluted EPS increase of 25.3% to $11.65, compared to $9.30 for the same period last year

•Net cash provided by operating activities growth of 15.8% to $314.1 million, compared to $271.3 million for the same period last year

•Free cash flow of $215.4 million, which includes a one-time, up-front license fee payment of $72.5 million to extend the license of Revlon's trademark for hair care appliances and tools, royalty-free for the next 100 years, compared to $253.5 million for the same period last year

•Repurchased 960,829 shares of common stock in the open market during the fiscal year for $191.6 million, at an average price of $199.42 per share

Julien R. Mininberg, Chief Executive Officer, stated: “Our fourth quarter results cap off an extraordinary year for Helen of Troy and an outstanding second year of our Phase II Transformation. I am very proud of the agility our organization demonstrated as we worked together with even more passion to address COVID-19’s unprecedented challenges to all aspects of the business. These efforts drove us past the $2 billion sales milestone, grew our market share for several key brands, and delivered outstanding operating cash flow, adjusted operating income, and adjusted EPS growth in fiscal 2021. During the year, our Leadership Brands once again led the way, now making up more than 81% of our sales and online sales grew to now represent 26% of total sales. Our strategic focus on international continued to bear fruit. The diversified nature of our portfolio provided consistency, with some categories benefiting from changed consumer behavior and some of our categories posting another year of strong growth based on the timeless power of consumer-centric innovation and outstanding execution. We were not shy about using this strength to further invest in projects intended to power our value creation flywheel, such as new product innovations for fiscal 2022 and beyond, IT, Direct-to-Consumer, expanded production and distribution capacity, and investments in much healthier inventory levels.”

“As we look to fiscal 2022, our all-weather portfolio of Leadership Brands is well suited to continue serving consumers. As COVID-19 lingers it favors our health-related brands. Other brands such as Hydro Flask, Drybar, Revlon, and HOT Tools are expected to benefit further as the post-pandemic landscape takes shape, and OXO is positioned to succeed in most environments. We have taken steps to address the uncertainties from the continued path of COVID-19 and emerging inflationary environment. We are working with our supply chain partners and have implemented cost mitigation measures to help offset expected inflation and will make pricing decisions to further address the situation as it evolves. We believe these actions will help us deliver on our Phase II average annual growth targets from our new elevated base and that adjusted EPS growth in fiscal 2022 is achievable. Our balance sheet has never been stronger, and we have ample liquidity and operational capability to fuel growth with a combination of organic expansion and acquisition. We believe our key strategic initiatives position us well to create significant additional shareholder value over the course of the remaining three years of Phase II.”

	Three Months Ended Last Day of February,
(in thousands)	Housewares	Health & Home	Beauty	Total
Fiscal 2020 sales revenue, net	$144,948	$185,854	$111,563	$442,365
Organic business (1)	17,113	40,648	(3,836)	53,925
Impact of foreign currency	402	2,121	195	2,718
Acquisition (2)	—	—	10,367	10,367
Change in sales revenue, net	17,515	42,769	6,726	67,010
Fiscal 2021 sales revenue, net	$162,463	$228,623	$118,289	$509,375

Total net sales revenue growth (decline)	12.1%	23.0%	6.0%	15.1%
Organic business	11.8%	21.9%	(3.4)%	12.2%
Impact of foreign currency	0.3%	1.1%	0.2%	0.6%
Acquisition	—%	—%	9.3%	2.3%

Operating margin (GAAP)
Fiscal 2021	10.0%	(0.7)%	8.5%	4.8%
Fiscal 2020	9.6%	8.8%	(29.6)%	(0.6)%
Adjusted operating margin (non-GAAP)
Fiscal 2021	11.7%	0.7%	18.9%	8.4%
Fiscal 2020	11.8%	11.2%	14.4%	12.2%

Consistent with its strategy of focusing on its Leadership Brands, the Company committed to a plan to divest certain assets within its global mass channel personal care business (“Personal Care”). The assets to be divested include intangible assets, inventory, net trade receivables and fixed assets related to the Company's mass channel liquids, powder and aerosol products under brands such as Pert, Brut, Sure and Infusium. The Company entered into exclusive negotiations with a selected bidder at the end of February and have largely agreed to the broader terms. The Company is currently working through the detailed negotiation of the various agreements and complexities needed to complete the transaction and hopes to have more to announce very soon. The Company defines Core as strategic business that it expects to be an ongoing part of its operations, and Non-Core as business or assets (including assets held for sale) that it expects to divest within a year of its designation as Non-Core.

	Three Months Ended Last Day of February,
(in thousands)	Housewares	Health & Home	Beauty	Total
Fiscal 2020 sales revenue, net	$144,948	$185,854	$111,563	$442,365
Core business (3)	17,515	42,769	11,534	71,818
Non-Core business (Personal Care) (3)	—	—	(4,808)	(4,808)
Change in sales revenue, net	17,515	42,769	6,726	67,010
Fiscal 2021 sales revenue, net	$162,463	$228,623	$118,289	$509,375

Total net sales revenue growth (decline)	12.1%	23.0%	6.0%	15.1%
Core business	12.1%	23.0%	10.3%	16.2%
Non-Core business (Personal Care)	—%	—%	(4.3)%	(1.1)%

Consolidated Results - Fourth Quarter Fiscal 2021 Compared to Fourth Quarter Fiscal 2020

•Consolidated net sales revenue increased $67.0 million, or 15.1% to $509.4 million compared to $442.4 million. The growth was driven by an Organic business increase of $53.9 million, or 12.2%, primarily reflecting growth in online, international, and brick and mortar channel sales. The Drybar Products acquisition also contributed $10.4 million of incremental net sales revenue for the eight week period prior to the first anniversary of the acquisition. These factors were partially offset by the adverse impact from February Winter Storm Uri which prevented the Company from shipping approximately $15 million of orders before the end of the quarter, COVID-19 related store traffic declines at certain retail customers and a decline in Non-Core business.

•Consolidated gross profit margin increased 1.7 percentage points to 45.2%, compared to 43.5%. The increase was primarily due to a more favorable channel mix within the Housewares segment, a more favorable product mix within the Organic Beauty business and Health & Home segment, and the favorable impact of the Drybar Products acquisition. These factors were partially offset by an unfavorable product mix within the Housewares segment and higher inbound freight expense.

•Consolidated selling, general and administrative expense (“SG&A”) ratio increased 4.3 percentage points to 38.7%, compared to 34.4%. The increase was primarily due to higher marketing and new product development expense, increased freight and distribution expense, and higher legal, patent defense and other professional fees. These factors were partially offset by favorable operating leverage, reduced royalty expense as a result of the extension of the Revlon trademark license, lower amortization expense, and travel expense reductions due to COVID-19.

•Consolidated operating income was $24.5 million, or 4.8% of net sales revenue, compared to an operating loss of $2.7 million, or 0.6% of net sales revenue. The increase in consolidated operating margin was primarily due to a higher gross profit margin and the comparative impact of lower non-cash asset impairment charges year-over-year. These factors were partially offset by an increase in the SG&A ratio.

•Income tax benefit as a percentage of income before tax was 2.7%, compared to income tax benefit as a percentage of loss before tax of 48.1%. The year-over-year change was primarily due to the comparative impact of tax benefits recognized on impairment charges recorded in both periods.

•Net Income was $22.2 million, or $0.90 per diluted share, compared to a net loss of $3.2 million, or $0.13 per diluted share. Diluted EPS improved primarily due to higher operating income in the Beauty segment, which includes the favorable comparative impact of lower after-tax non-cash asset impairment charges, restructuring charges and acquisition-related expenses year-over-year, higher operating income in the Housewares segment, and the favorable impact of lower weighted average diluted shares outstanding. These factors were partially offset by an adverse impact of approximately $0.20 per diluted share from Winter Storm Uri, reduced operating income in the Health & Home segment and a lower income tax benefit.

•Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) decreased 16.8% to $48.6 million compared to $58.4 million.

On an adjusted basis for the fourth quarters of fiscal 2021 and 2020, excluding acquisition-related expenses, non-cash asset impairment charges, restructuring charges, amortization of intangible assets, and non-cash share-based compensation, as applicable:

•Adjusted operating income decreased $11.1 million, or 20.5%, to $42.9 million, or 8.4% of net sales revenue, compared to $53.9 million, or 12.2% of net sales revenue. The 3.8 percentage point decrease in adjusted operating margin primarily reflects an unfavorable product mix within the Housewares segment, higher marketing and new product development expense, higher inbound and outbound freight and distribution expense, and higher legal, patent defense and other professional fees. These factors were partially offset by favorable operating leverage, a more favorable product mix within the Organic Beauty business and Health & Home segment, favorable channel mix within the Housewares segment, and travel expense reductions due to COVID-19.

•Adjusted income decreased $9.1 million, or 19.0%, to $38.8 million, compared to $47.8 million. Adjusted diluted EPS decreased 16.5% to $1.57, compared to $1.88. The decrease in adjusted diluted EPS was primarily due to an adverse impact of approximately $0.20 per diluted share from Winter Storm Uri and reduced operating income in the Health & Home segment. These factors were partially offset by higher operating income in the Beauty and Housewares segments, and the favorable impact of lower weighted average diluted shares outstanding.

Segment Results - Fourth Quarter Fiscal 2021 Compared to Fourth Quarter Fiscal 2020

Housewares net sales revenue increased $17.5 million, or 12.1%, to $162.5 million, compared to $144.9 million. The increase was driven by an Organic business increase of $17.1 million, or 11.8%, primarily due to higher demand for OXO brand products as COVID-19 continued to keep consumers at home cooking, baking and organizing, which resulted in increases in online, brick and mortar, and international sales. These factors were partially offset by an adverse impact from Winter Storm Uri, the COVID-19 related impact of reduced store traffic at certain retail brick and mortar stores, increased competitive activity and strong new product releases in the prior year period. Operating income increased 16.0% to $16.2 million, or 10.0% of segment net sales revenue, compared to $14.0 million, or 9.6% of segment net sales revenue. The 0.4 percentage point increase was primarily due to favorable operating leverage, a more favorable channel mix, lower marketing expenses, and travel expense reductions due to COVID-19. These factors were partially offset by a less favorable product mix, higher inbound and outbound freight and distribution expense, and higher annual incentive compensation. Adjusted operating income increased 10.7% to $19.0 million, or 11.7% of segment net sales revenue, compared to $17.1 million, or 11.8% of segment net sales revenue.

Health & Home net sales revenue increased $42.8 million, or 23.0%, to $228.6 million, compared to $185.9 million. The increase was driven by an Organic business increase of $40.6 million, or 21.9%, primarily due to continued strong consumer demand for healthcare and healthy living products in domestic and international markets, primarily in thermometry and air purification, in both brick and mortar and online channels, mainly attributable to COVID-19. These factors were partially offset by declines in non-strategic product categories, a far below average cough/cold/flu season due to social distancing and remote schooling related to COVID-19, and an adverse impact from Winter Storm Uri on end-of-quarter shipments. Operating loss was $1.7 million, or 0.7% of segment net sales revenue, compared to operating income of $16.3 million, or 8.8% of segment net sales revenue. The 9.5 percentage point decrease in segment operating margin was primarily due to increased marketing and new product development expense, higher inbound freight expense, higher distribution costs, higher annual incentive compensation, and increased legal and other professional fees. These factors were partially offset by favorable operating leverage and a more favorable product mix. Adjusted operating income decreased 92.6% to $1.5 million, or 0.7% of segment net sales revenue, compared to $20.8 million, or 11.2% of segment net sales revenue in the same period last year.

Beauty net sales revenue increased $6.7 million, or 6.0%, to $118.3 million, compared to $111.6 million. The increase was driven by the incremental net sales revenue contribution from Drybar Products of $10.4 million, or 9.3% growth, for the eight week period prior to the first anniversary of the acquisition. Sales for the five week period subsequent to the acquisition anniversary date are included in Organic business sales. These factors were partially offset by an Organic business decrease of $3.8 million, or 3.4% due to a decline in Personal Care and an adverse impact from Winter Storm Uri on end-of-quarter shipments. Operating income was $10.0 million, or 8.5% of segment net sales revenue compared to an operating loss of $33.0 million, or 29.6% of segment net sales revenue. The 38.1 percentage point increase in operating margin reflects the favorable comparative impact of lower non-cash asset impairment charges, lower restructuring charges and lower acquisition-related expenses year-over-year. The increase in operating margin also reflects a more favorable product mix, reduced royalty expense as a result of the extension of the Revlon trademark license, lower amortization expense, lower bad debt expense, and travel expense reductions due to COVID-19. These factors were partially offset by increased marketing expense, increased inbound and outbound freight expense, higher personnel expense related to the acquisition of Drybar Products, and higher legal and other professional fees. Adjusted operating income increased 39.6% to $22.4 million, or 18.9% of segment net sales revenue, compared to $16.0 million, or 14.4% of segment net sales revenue.

Balance Sheet and Cash Flow Highlights - Fiscal 2021 Compared to Fiscal 2020

•Cash and cash equivalents totaled $45.1 million, compared to $24.5 million.

•Accounts receivable turnover for fiscal 2021 was 68.6 days, compared to 67.0 days for the same period last year.

•Inventory was $481.6 million, compared to $256.3 million. Inventory turnover for fiscal 2021 was 3.2 times, compared to 3.0 times for the same period last year.

•Total short- and long-term debt was $343.6 million, compared to $339.3 million.

•Net cash provided by operating activities for fiscal 2021 was $314.1 million, compared to $271.3 million.

Fiscal 2022 Business Update

Due to the high level of business uncertainty related to the unpredictable path of the evolving COVID-19 pandemic, ongoing disruption in global supply chains, and the volatility in the cost and availability of commodities, freight and other resources, the Company is not providing an Outlook for fiscal 2022 at this time. The extent of the impact of COVID-19 on the Company's business and financial results will depend largely on future developments that are impossible to predict at this juncture and outside the Company's control, including the duration of the spread of the COVID-19 outbreak, the availability, adoption and effectiveness of the COVID-19 vaccine, the impact on capital and financial markets and the related impact on consumer confidence and spending. Additionally, surges in demand for certain products and shifts in shopping patterns related to COVID-19, as well as other factors, have strained the global freight network, resulting in higher costs, less capacity, and longer lead times across nearly all industries. With continued increases in demand and limited supply for containers, the market rates for inbound freight have increased several fold compared to calendar year 2020 averages. In order to adjust to the difficult and uncertain environment, the Company has implemented a number of mitigation and cost reduction measures that will remain in place until there is greater certainty and less variability. While we have not yet made all our pricing decisions, price increases are being considered, along with our other cost mitigation and reduction strategies.

Conference Call and Webcast

The Company will conduct a teleconference in conjunction with today’s earnings release. The teleconference begins at 9:00 a.m. Eastern Time today, Wednesday, April 28, 2021. Investors and analysts interested in participating in the call are invited to dial (877) 407-3982 approximately ten minutes prior to the start of the call. The conference call will also be webcast live at: http://investor.helenoftroy.com. A telephone replay of this call will be available at 12:00 p.m. Eastern Time on April 28, 2021 until 11:59 p.m. Eastern Time on May 5, 2021 and can be accessed by dialing (844) 512-2921 and entering replay pin number 13718414. A replay of the webcast will remain available on the website for one year.

Non-GAAP Financial Measures

The Company reports and discusses its operating results using financial measures consistent with accounting principles generally accepted in the United States of America (“GAAP”). To supplement its presentation, the Company discloses certain financial measures that may be considered non-GAAP such as Adjusted Operating Income, Adjusted Operating Margin, Adjusted Income, Adjusted Diluted Earnings per Share (“EPS”), Core and Non-Core Adjusted Diluted EPS, EBITDA, Adjusted EBITDA, and Free Cash Flow, which are presented in accompanying tables to this press release along with a reconciliation of these financial measures to their corresponding GAAP-based measures presented in the Company’s consolidated statements of income and cash flows. For additional information see Note 10 to the accompanying tables to this press release.

About Helen of Troy Limited

Helen of Troy Limited (NASDAQ: HELE) is a leading global consumer products company offering creative products and solutions for its customers through a diversified portfolio of well-recognized and widely-trusted brands, including OXO, Hydro Flask, Vicks, Braun, Honeywell, PUR, Hot Tools and Drybar. We sometimes refer to these brands as our Leadership Brands. All trademarks herein belong to Helen of Troy Limited (or its subsidiaries) and/or are used under license from their respective licensors.

For more information about Helen of Troy, please visit http://investor.helenoftroy.com/

Forward-Looking Statements

Certain written and oral statements made by the Company and subsidiaries of the Company may constitute “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. This includes statements made in this press release. Generally, the words “anticipates”, “believes”, “expects”, “plans”, “may”, “will”, “should”, “seeks”, “estimates”, “project”, “predict”, “potential”, “continue”, “intends”, and other similar words identify forward-looking statements. All statements that address operating results, events or developments that the Company expects or anticipates will occur in the future, including statements related to sales, earnings per share results, and statements expressing general expectations about future operating results, are forward-looking statements and are based upon its current expectations and various assumptions. The Company believes there is a reasonable basis for these expectations and assumptions, but there can be no assurance that the Company will realize these expectations or that these assumptions will prove correct. Forward-looking statements are subject to risks that could cause them to differ materially from actual results. Accordingly, the Company cautions readers not to place undue reliance on forward-looking statements. The forward-looking statements contained in this press release should be read in conjunction with, and are subject to and qualified by, the risks described in the Company’s Form 10-K for the year ended February 28, 2021, and in the Company's other filings with the SEC. Investors are urged to refer to the risk factors referred to above for a description of these risks. Such risks include, among others, the Company's ability to successfully manage the demand, supply, and operational challenges associated with the actual or perceived effects of COVID-19 and any similar future public health crisis, pandemic or epidemic, the Company's ability to deliver products to its customers in a timely manner and according to their fulfillment standards, actions taken by large customers that may adversely affect the Company's gross profit and operating results, the Company's dependence on the strength of retail economies and vulnerabilities to any prolonged economic downturn, including from the effects of COVID-19, the Company's dependence on sales to several large customers and the risks associated with any loss of, or substantial decline in, sales to top customers, expectations regarding recent acquisitions and any future acquisitions or divestitures, including the Company's ability to realize related synergies along with its ability to effectively integrate acquired businesses or disaggregate divested businesses, the Company's reliance on its Chief Executive Officer and a limited number of other key senior officers to operate its business, obsolescence or interruptions in the operation of the Company's central global Enterprise Resource Planning (“ERP”)

systems and other peripheral information systems, occurrence of cyber incidents or failure by the Company or its third-party service providers to maintain cybersecurity and the integrity of confidential internal or customer data, the Company's dependence on third-party manufacturers, most of which are located in the Far East, and any inability to obtain products from such manufacturers, risks associated with weather conditions, the duration and severity of the cold and flu season and other related factors, the geographic concentration and peak season capacity of certain U.S. distribution facilities which increase its risk to disruptions that could affect the Company's ability to deliver products in a timely manner, risks associated with the use of licensed trademarks from or to third parties, the Company's ability to develop and introduce a continuing stream of innovative new products to meet changing consumer preferences, the risks associated with trade barriers, exchange controls, expropriations, and other risks associated with domestic and foreign operations, the risks associated with significant changes in regulations, interpretations or product certification requirements, the risks associated with global legal developments regarding privacy and data security that could result in changes to its business practices, penalties, increased cost of operations, or otherwise harm the business, the risks associated with accounting for tax positions and the resolution of tax disputes, the risks of potential changes in laws and regulations, including environmental, health and safety and tax laws, and the costs and complexities of compliance with such laws, the Company's ability to continue to avoid classification as a Controlled Foreign Corporation, the risks associated with legislation enacted in Bermuda and Barbados in response to the European Union’s review of harmful tax competition, the risks of significant tariffs or other restrictions being placed on imports from China or Mexico or any retaliatory trade measures taken by China or Mexico, the risks associated with product recalls, product liability and other claims against the Company, and associated financial risks including but not limited to, significant impairment of the Company's goodwill, indefinite-lived and definite-lived intangible assets or other long-lived assets, risks associated with foreign currency exchange rate fluctuations, increased costs of raw materials, energy and transportation, projections of product demand, sales and net income, which are highly subjective in nature, and from which future sales and net income could vary in a material amount, the risks to the Company's liquidity or cost of capital which may be materially adversely affected by constraints or changes in the capital and credit markets and limitations under its financing arrangements. The Company undertakes no obligation to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise.

Investor Contact:
Helen of Troy Limited
Anne Rakunas, Director, External Communications
(915) 225-4841

ICR, Inc.
Allison Malkin, Partner
(203) 682-8200

HELEN OF TROY LIMITED AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited) (in thousands, except per share data)

	Three Months Ended Last Day of February,
	2021		2020
Sales revenue, net	$509,375	100.0%	$442,365	100.0%
Cost of goods sold	279,037	54.8%	249,750	56.5%
Gross profit	230,338	45.2%	192,615	43.5%
Selling, general and administrative expense (“SG&A”)	197,366	38.7%	152,108	34.4%
Asset impairment charges	8,452	1.7%	41,000	9.3%
Restructuring charges	(5)	—%	2,252	0.5%
Operating income (loss)	24,525	4.8%	(2,745)	(0.6)%
Non-operating income, net	119	—%	81	—%
Interest expense	3,049	0.6%	3,414	0.8%
Income (loss) before income tax	21,595	4.2%	(6,078)	(1.4)%
Income tax benefit	(577)	(0.1)%	(2,923)	(0.7)%
Net income (loss)	$22,172	4.4%	$(3,155)	(0.7)%

Diluted earnings (loss) per share (“EPS”)	$0.90		$(0.13)

Weighted average shares of common stock used in computing diluted EPS	24,737		25,175

	Fiscal Year Ended Last Day of February,
	2021		2020
Sales revenue, net	$2,098,799	100.0%	$1,707,432	100.0%
Cost of goods sold	1,171,497	55.8%	972,966	57.0%
Gross profit	927,302	44.2%	734,466	43.0%
SG&A	637,012	30.4%	511,902	30.0%
Asset impairment charges	8,452	0.4%	41,000	2.4%
Restructuring charges	350	—%	3,313	0.2%
Operating income	281,488	13.4%	178,251	10.4%
Non-operating income, net	559	—%	394	—%
Interest expense	12,617	0.6%	12,705	0.7%
Income before income tax	269,430	12.8%	165,940	9.7%
Income tax expense	15,484	0.7%	13,607	0.8%
Net income	$253,946	12.1%	$152,333	8.9%

Diluted EPS	$10.08		$6.02

Weighted average shares of common stock used in computing diluted EPS	25,196		25,322

Consolidated Statements of Income and Reconciliation of Non-GAAP Financial Measures – Adjusted Operating Income, Adjusted Income and Adjusted Diluted EPS (2) (10)
(Unaudited) (in thousands, except per share data)

	Three Months Ended February 28, 2021
	As Reported (GAAP)		Adjustments		Adjusted (Non-GAAP)
Sales revenue, net	$509,375	100.0%	$—		$509,375	100.0%
Cost of goods sold	279,037	54.8%	—		279,037	54.8%
Gross profit	230,338	45.2%	—		230,338	45.2%
SG&A	197,366	38.7%	(4,116)	(4)	187,486	36.8%
			(5,764)	(5)
Asset impairment charges	8,452	1.7%	(8,452)	(6)	—	—%
Restructuring charges	(5)	—%	5	(7)	—	—%
Operating income	24,525	4.8%	18,327		42,852	8.4%
Non-operating income, net	119	—%	—		119	—%
Interest expense	3,049	0.6%	—		3,049	0.6%
Income before income tax	21,595	4.2%	18,327		39,922	7.8%
Income tax (benefit) expense	(577)	(0.1)%	1,743		1,166	0.2%
Net Income	$22,172	4.4%	$16,584		$38,756	7.6%

Diluted EPS	$0.90		$0.67		$1.57

Weighted average shares of common stock used in computing diluted EPS	24,737				24,737

	Three Months Ended February 29, 2020
	As Reported (GAAP)		Adjustments		Adjusted (Non-GAAP)
Sales revenue, net	$442,365	100.0%	$—		$442,365	100.0%
Cost of goods sold	249,750	56.5%	—		249,750	56.5%
Gross profit	192,615	43.5%	—		192,615	43.5%
SG&A	152,108	34.4%	(8,142)	(4)	138,709	31.4%
			(4,186)	(5)
			(1,071)	(8)
Asset impairment charges	41,000	9.3%	(41,000)	(6)	—	—%
Restructuring charges	2,252	0.5%	(2,252)	(7)	—	—%
Operating (loss) income	(2,745)	(0.6)%	56,651		53,906	12.2%
Non-operating income, net	81	—%	—		81	—%
Interest expense	3,414	0.8%	—		3,414	0.8%
(Loss) income before income tax	(6,078)	(1.4)%	56,651		50,573	11.4%
Income tax (benefit) expense	(2,923)	(0.7)%	5,676		2,753	0.6%
Net (loss) income	$(3,155)	(0.7)%	$50,975		$47,820	10.8%

Diluted EPS	$(0.13)		$2.01		$1.88

Weighted average shares of common stock used in computing diluted EPS	25,175				25,403

Consolidated Statements of Income and Reconciliation of Non-GAAP Financial Measures – Adjusted Operating Income, Adjusted Income and Adjusted Diluted EPS (2) (10)
(Unaudited) (in thousands, except per share data)

	Fiscal Year Ended February 28, 2021
	As Reported (GAAP)		Adjustments		Adjusted (Non-GAAP)
Sales revenue, net	$2,098,799	100.0%	$—		$2,098,799	100.0%
Cost of goods sold	1,171,497	55.8%	—		1,171,497	55.8%
Gross profit	927,302	44.2%	—		927,302	44.2%
SG&A	637,012	30.4%	(17,643)	(4)	592,951	28.3%
			(26,418)	(5)
Asset impairment charges	8,452	0.4%	(8,452)	(6)	—	—%
Restructuring charges	350	—%	(350)	(7)	—	—%
Operating income	281,488	13.4%	52,863		334,351	15.9%
Non-operating income, net	559	—%	—		559	—%
Interest expense	12,617	0.6%	—		12,617	0.6%
Income before income tax	269,430	12.8%	52,863		322,293	15.4%
Income tax expense	15,484	0.7%	13,159		28,643	1.4%
Net Income	$253,946	12.1%	$39,704		$293,650	14.0%

Diluted EPS	$10.08		$1.58		$11.65

Weighted average shares of common stock used in computing diluted EPS	25,196				25,196

	Fiscal Year Ended February 29, 2020
	As Reported (GAAP)		Adjustments		Adjusted (Non-GAAP)
Sales revenue, net	$1,707,432	100.0%	$—		$1,707,432	100.0%
Cost of goods sold	972,966	57.0%	—		972,966	57.0%
Gross profit	734,466	43.0%	—		734,466	43.0%
SG&A	511,902	30.0%	(21,271)	(4)	465,156	27.2%
			(22,929)	(5)
			(2,546)	(8)
Asset impairment charges	41,000	2.4%	(41,000)	(6)	—	—%
Restructuring charges	3,313	0.2%	(3,313)	(7)	—	—%
Operating income	178,251	10.4%	91,059		269,310	15.8%
Non-operating income, net	394	—%	—		394	—%
Interest expense	12,705	0.7%	—		12,705	0.7%
Income before income tax	165,940	9.7%	91,059		256,999	15.1%
Income tax expense	13,607	0.8%	7,821		21,428	1.3%
Net Income	$152,333	8.9%	$83,238		$235,571	13.8%

Diluted EPS	$6.02		$3.29		$9.30

Weighted average shares of common stock used in computing diluted EPS	25,322				25,322

Consolidated and Segment Net Sales Revenue
(Unaudited) (in thousands)

	Three Months Ended Last Day of February,
	Housewares	Health & Home	Beauty	Total
Fiscal 2020 sales revenue, net	$144,948	$185,854	$111,563	$442,365
Organic business (1)	17,113	40,648	(3,836)	53,925
Impact of foreign currency	402	2,121	195	2,718
Acquisition (2)	—	—	10,367	10,367
Change in sales revenue, net	17,515	42,769	6,726	67,010
Fiscal 2021 sales revenue, net	$162,463	$228,623	$118,289	$509,375

Total net sales revenue growth (decline)	12.1%	23.0%	6.0%	15.1%
Organic business	11.8%	21.9%	(3.4)%	12.2%
Impact of foreign currency	0.3%	1.1%	0.2%	0.6%
Acquisition	—%	—%	9.3%	2.3%

	Fiscal Year Ended Last Day of February,
	Housewares	Health & Home	Beauty	Total
Fiscal 2020 sales revenue, net	$640,965	$685,397	$381,070	$1,707,432
Organic business (1)	85,916	202,786	57,110	345,812
Impact of foreign currency	473	2,008	(2,926)	(445)
Acquisition (2)	—	—	46,000	46,000
Change in sales revenue, net	86,389	204,794	100,184	391,367
Fiscal 2021 sales revenue, net	$727,354	$890,191	$481,254	$2,098,799

Total net sales revenue growth (decline)	13.5%	29.9%	26.3%	22.9%
Organic business	13.4%	29.6%	15.0%	20.3%
Impact of foreign currency	0.1%	0.3%	(0.8)%	—%
Acquisition	—%	—%	12.1%	2.7%

Leadership Brand and Other Net Sales Revenue (2)
(Unaudited) (in thousands)

	Three Months Ended Last Day of February,
	2021	2020	$ Change	% Change
Leadership Brand sales revenue, net (9)	$417,931	$347,713	$70,218	20.2%
All other sales revenue, net	91,444	94,652	(3,208)	(3.4)%
Total sales revenue, net	$509,375	$442,365	$67,010	15.1%

	Fiscal Year Ended Last Day of February,
	2021	2020	$ Change	% Change
Leadership Brand sales revenue, net (9)	$1,706,545	$1,360,059	$346,486	25.5%
All other sales revenue, net	392,254	347,373	44,881	12.9%
Total sales revenue, net	$2,098,799	$1,707,432	$391,367	22.9%

Consolidated and Segment Net Sales from Core and Non-Core Business (3)
(Unaudited) (in thousands)

	Three Months Ended Last Day of February,
	Housewares	Health & Home	Beauty	Total
Fiscal 2020 sales revenue, net	$144,948	$185,854	$111,563	$442,365
Core business	17,515	42,769	11,534	71,818
Non-Core business (Personal Care)	—	—	(4,808)	(4,808)
Change in sales revenue, net	17,515	42,769	6,726	67,010
Fiscal 2021 sales revenue, net	$162,463	$228,623	$118,289	$509,375

Total net sales revenue growth (decline)	12.1%	23.0%	6.0%	15.1%
Core business	12.1%	23.0%	10.3%	16.2%
Non-Core business (Personal Care)	—%	—%	(4.3)%	(1.1)%

	Fiscal Year Ended Last Day of February,
	Housewares	Health & Home	Beauty	Total
Fiscal 2020 sales revenue, net	$640,965	$685,397	$381,070	$1,707,432
Core business	86,389	204,794	114,176	405,359
Non-Core business (Personal Care)	—	—	(13,992)	(13,992)
Change in sales revenue, net	86,389	204,794	100,184	391,367
Fiscal 2021 sales revenue, net	$727,354	$890,191	$481,254	$2,098,799

Total net sales revenue growth (decline)	13.5%	29.9%	26.3%	22.9%
Core business	13.5%	29.9%	30.0%	23.7%
Non-Core business (Personal Care)	—%	—%	(3.7)%	(0.8)%

Reconciliation of Non-GAAP Financial Measures – GAAP Operating Income
to Adjusted Operating Income (Non-GAAP) (10)
(Unaudited) (in thousands)

	Three Months Ended February 28, 2021
	Housewares		Health & Home		Beauty (2)		Total
Operating income (loss), as reported (GAAP)	$16,193	10.0%	$(1,679)	(0.7)%	$10,011	8.5%	$24,525	4.8%
Asset impairment charges	—	—%	—	—%	8,452	7.1%	8,452	1.7%
Restructuring charges	(2)	—%	(6)	—%	3	—%	(5)	—%
Subtotal	16,191	10.0%	(1,685)	(0.7)%	18,466	15.6%	32,972	6.5%
Amortization of intangible assets	514	0.3%	1,196	0.5%	2,406	2.0%	4,116	0.8%
Non-cash share-based compensation	2,254	1.4%	2,025	0.9%	1,485	1.3%	5,764	1.1%
Adjusted operating income (non-GAAP)	$18,959	11.7%	$1,536	0.7%	$22,357	18.9%	$42,852	8.4%

	Three Months Ended February 29, 2020
	Housewares		Health & Home		Beauty (2)		Total
Operating income (loss), as reported (GAAP)	$13,965	9.6%	$16,330	8.8%	$(33,040)	(29.6)%	$(2,745)	(0.6)%
Acquisition-related expenses (8)	—	—%	—	—%	1,071	1.0%	1,071	0.2%
Asset impairment charges	—	—%	—	—%	41,000	36.8%	41,000	9.3%
Restructuring charges	1,261	0.9%	93	0.1%	898	0.8%	2,252	0.5%
Subtotal	15,226	10.5%	16,423	8.8%	9,929	8.9%	41,578	9.4%
Amortization of intangible assets	543	0.4%	2,451	1.3%	5,148	4.6%	8,142	1.8%
Non-cash share-based compensation	1,365	0.9%	1,878	1.0%	943	0.8%	4,186	0.9%
Adjusted operating income (non-GAAP)	$17,134	11.8%	$20,752	11.2%	$16,020	14.4%	$53,906	12.2%

	Fiscal Year Ended February 28, 2021
	Housewares		Health & Home		Beauty (2)		Total
Operating income, as reported (GAAP)	$122,487	16.8%	$94,103	10.6%	$64,898	13.5%	$281,488	13.4%
Asset impairment charges	—	—%	—	—%	8,452	1.8%	8,452	0.4%
Restructuring charges	249	—%	(6)	—%	107	—%	350	—%
Subtotal	122,736	16.9%	94,097	10.6%	73,457	15.3%	290,290	13.8%
Amortization of intangible assets	2,055	0.3%	8,611	1.0%	6,977	1.4%	17,643	0.8%
Non-cash share-based compensation	10,278	1.4%	9,191	1.0%	6,949	1.4%	26,418	1.3%
Adjusted operating income (non-GAAP)	$135,069	18.6%	$111,899	12.6%	$87,383	18.2%	$334,351	15.9%

	Fiscal Year Ended February 29, 2020
	Housewares		Health & Home		Beauty (2)		Total
Operating income (loss), as reported (GAAP)	$123,135	19.2%	$68,166	9.9%	$(13,050)	(3.4)%	$178,251	10.4%
Acquisition-related expenses (8)	—	—%	—	—%	2,546	0.7%	2,546	0.1%
Asset impairment charges	—	—%	—	—%	41,000	10.8%	41,000	2.4%
Restructuring charges	1,351	0.2%	93	—%	1,869	0.5%	3,313	0.2%
Subtotal	124,486	19.4%	68,259	10.0%	32,365	8.5%	225,110	13.2%
Amortization of intangible assets	2,055	0.3%	10,539	1.5%	8,677	2.3%	21,271	1.2%
Non-cash share-based compensation	7,218	1.1%	9,717	1.4%	5,994	1.6%	22,929	1.3%
Adjusted operating income (non-GAAP)	$133,759	20.9%	$88,515	12.9%	$47,036	12.3%	$269,310	15.8%

Reconciliation of Non-GAAP Financial Measures - EBITDA
(Earnings Before Interest, Taxes, Depreciation and Amortization) and Adjusted EBITDA (10)
(Unaudited) (in thousands)

	Three Months Ended February 28, 2021
	Housewares	Health & Home	Beauty (2)	Total
Operating income (loss), as reported (GAAP)	$16,193	$(1,679)	$10,011	$24,525
Depreciation and amortization	2,590	3,122	4,011	9,723
Non-operating income, net	—	—	119	119
EBITDA (non-GAAP)	18,783	1,443	14,141	34,367
Add: Restructuring charges	(2)	(6)	3	(5)
Asset impairment charges	—	—	8,452	8,452
Non-cash share-based compensation	2,254	2,025	1,485	5,764
Adjusted EBITDA (non-GAAP)	$21,035	$3,462	$24,081	$48,578

	Three Months Ended February 29, 2020
	Housewares	Health & Home	Beauty (2)	Total
Operating income (loss), as reported (GAAP)	$13,965	$16,330	$(33,040)	$(2,745)
Depreciation and amortization	2,006	3,791	6,736	12,533
Non-operating income, net	—	—	81	81
EBITDA (non-GAAP)	15,971	20,121	(26,223)	9,869
Add: Acquisition-related expenses (8)	—	—	1,071	1,071
Restructuring charges	1,261	93	898	2,252
Asset impairment charges	—	—	41,000	41,000
Non-cash share-based compensation	1,365	1,878	943	4,186
Adjusted EBITDA (non-GAAP)	$18,597	$22,092	$17,689	$58,378

	Fiscal Year Ended February 28, 2021
	Housewares	Health & Home	Beauty (2)	Total
Operating income, as reported (GAAP)	$122,487	$94,103	$64,898	$281,488
Depreciation and amortization	9,333	15,453	12,932	37,718
Non-operating income, net	—	—	559	559
EBITDA (non-GAAP)	131,820	109,556	78,389	319,765
Add: Restructuring charges	249	(6)	107	350
Asset impairment charges	—	—	8,452	8,452
Non-cash share-based compensation	10,278	9,191	6,949	26,418
Adjusted EBITDA (non-GAAP)	$142,347	$118,741	$93,897	$354,985

	Fiscal Year Ended February 29, 2020
	Housewares	Health & Home	Beauty (2)	Total
Operating income (loss), as reported (GAAP)	$123,135	$68,166	$(13,050)	$178,251
Depreciation and amortization	7,298	16,113	13,998	37,409
Non-operating income, net	—	—	394	394
EBITDA (non-GAAP)	130,433	84,279	1,342	216,054
Add: Acquisition-related expenses (8)	—	—	2,546	2,546
Restructuring charges	1,351	93	1,869	3,313
Asset impairment charges	—	—	41,000	41,000
Non-cash share-based compensation	7,218	9,717	5,994	22,929
Adjusted EBITDA (non-GAAP)	$139,002	$94,089	$52,751	$285,842

Reconciliation of GAAP Income (Loss) and Diluted EPS to
Adjusted Income and Adjusted Diluted EPS (Non-GAAP) (10)
(Unaudited) (in thousands, except per share data)

	Three Months Ended February 28, 2021
	Income			Diluted EPS
	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$21,595	$(577)	$22,172	$0.87	$(0.02)	$0.90
Asset impairment charges	8,452	1,009	7,443	0.34	0.04	0.30
Restructuring charges	(5)	—	(5)	—	—	—
Subtotal	30,042	432	29,610	1.21	0.02	1.20
Amortization of intangible assets	4,116	214	3,902	0.17	0.01	0.16
Non-cash share-based compensation	5,764	520	5,244	0.23	0.02	0.21
Adjusted (non-GAAP)	$39,922	$1,166	$38,756	$1.61	$0.05	$1.57

Weighted average shares of common stock used in computing diluted EPS						24,737

	Three Months Ended February 29, 2020
	(Loss) Income			Diluted EPS
	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$(6,078)	$(2,923)	$(3,155)	$(0.24)	$(0.12)	$(0.13)
Acquisition-related expenses (8)	1,071	16	1,055	0.04	—	0.04
Asset impairment charges	41,000	4,574	36,426	1.61	0.18	1.43
Restructuring charges	2,252	93	2,159	0.09	—	0.08
Subtotal	38,245	1,760	36,485	1.51	0.07	1.44
Amortization of intangible assets	8,142	624	7,518	0.32	0.02	0.30
Non-cash share-based compensation	4,186	369	3,817	0.16	0.01	0.15
Adjusted (non-GAAP)	$50,573	$2,753	$47,820	$1.99	$0.11	$1.88

Weighted average shares of common stock used in computing diluted EPS						25,403

	Fiscal Year Ended February 28, 2021
	Income			Diluted EPS
	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$269,430	$15,484	$253,946	$10.69	$0.61	$10.08
Asset impairment charges	8,452	1,009	7,443	0.34	0.04	0.30
Restructuring charges	350	2	348	0.01	—	0.01
Tax reform	—	9,357	(9,357)	—	0.37	(0.37)
Subtotal	278,232	25,852	252,380	11.04	1.03	10.02
Amortization of intangible assets	17,643	865	16,778	0.70	0.03	0.67
Non-cash share-based compensation	26,418	1,926	24,492	1.05	0.08	0.97
Adjusted (non-GAAP)	$322,293	$28,643	$293,650	$12.79	$1.14	$11.65

Weighted average shares of common stock used in computing diluted EPS						25,196

	Fiscal Year Ended February 29, 2020
	Income			Diluted EPS
	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$165,940	$13,607	$152,333	$6.55	$0.54	$6.02
Acquisition-related expenses (8)	2,546	38	2,508	0.10	—	0.10
Asset impairment charges	41,000	4,574	36,426	1.62	0.18	1.44
Restructuring charges	3,313	161	3,152	0.13	0.01	0.12
Subtotal	212,799	18,380	194,419	8.40	0.73	7.68
Amortization of intangible assets	21,271	1,245	20,026	0.84	0.05	0.79
Non-cash share-based compensation	22,929	1,803	21,126	0.91	0.07	0.83
Adjusted (non-GAAP)	$256,999	$21,428	$235,571	$10.15	$0.85	$9.30

Weighted average shares of common stock used in computing diluted EPS						25,322

Consolidated Core and Non-Core Net Sales and Reconciliation of Core and Non-Core Diluted EPS to Core and Non-Core Adjusted Diluted EPS (Non-GAAP) (3) (10)
(Unaudited) (in thousands, except per share data)

	Three Months Ended Last Day of February,
	2021	2020	$ Change	% Change
Sales revenue, net
Core	$493,458	$421,640	$71,818	17.0%
Non-Core	15,917	20,725	(4,808)	(23.2)%
Total	$509,375	$442,365	$67,010	15.1%

	Three Months Ended Last Day of February,
	2021	2020	$ Change	% Change
Adjusted Diluted EPS (non-GAAP)
Core	$1.42	$1.73	$(0.31)	(17.9)%
Non-Core	0.15	0.15	—	—%
Total	$1.57	$1.88	$(0.31)	(16.5)%

	Three Months Ended Last Day of February,
Core Business:	2021	2020
Diluted EPS, as reported	$1.05	$1.31
Acquisition-related expenses, net of tax	—	0.04
Restructuring charges, net of tax	—	0.08
Subtotal	1.05	1.43
Amortization of intangible assets, net of tax	0.16	0.15
Non-cash share-based compensation, net of tax	0.21	0.15
Adjusted Diluted EPS (non-GAAP)	$1.42	$1.73

	Three Months Ended Last Day of February,
Non-Core Business:	2021	2020
Diluted EPS, as reported	$(0.15)	$(1.44)
Asset impairment charges, net of tax	0.30	1.43
Subtotal	0.15	(0.01)
Amortization of intangible assets, net of tax	—	0.15
Adjusted Diluted EPS (non-GAAP)	$0.15	$0.15

Diluted EPS, as reported (GAAP)	$0.90	$(0.13)

Consolidated Core and Non-Core Net Sales and Reconciliation of Core and Non-Core
Diluted EPS to Core and Non-Core Adjusted Diluted EPS (Non-GAAP) (3) (10)
(Unaudited) (in thousands, except per share data)

	Fiscal Years Ended Last Day of February,
	2021	2020	$ Change	% Change
Sales revenue, net
Core	$2,020,453	$1,615,094	$405,359	25.1%
Non-Core	78,346	92,338	(13,992)	(15.2)%
Total	$2,098,799	$1,707,432	$391,367	22.9%

	Fiscal Years Ended Last Day of February,
	2021	2020	$ Change	% Change
Adjusted Diluted EPS (non-GAAP)
Core	$11.03	$8.72	$2.31	26.5%
Non-Core	0.62	0.58	0.04	6.9%
Total	$11.65	$9.30	$2.35	25.3%

	Fiscal Years Ended Last Day of February,
Core Business:	2021	2020
Diluted EPS, as reported	$9.76	$7.16
Acquisition-related expenses, net of tax	—	0.10
Restructuring charges, net of tax	0.01	0.11
Tax Reform	(0.37)	—
Subtotal	9.40	7.37
Amortization of intangible assets, net of tax	0.67	0.53
Non-cash share-based compensation, net of tax	0.97	0.82
Adjusted Diluted EPS (non-GAAP)	$11.03	$8.72

	Fiscal Years Ended Last Day of February,
Non-Core Business:	2021	2020
Diluted EPS, as reported	$0.32	$(1.14)
Asset impairment charges, net of tax	0.30	1.44
Restructuring charges, net of tax	—	0.01
Subtotal	0.62	0.31
Amortization of intangible assets, net of tax	—	0.26
Non-cash share-based compensation, net of tax	—	0.01
Adjusted Diluted EPS (non-GAAP)	$0.62	$0.58

Diluted EPS, as reported (GAAP)	$10.08	$6.02

Selected Consolidated Balance Sheet, Cash Flow and Liquidity Information
(Unaudited) (in thousands)

	Last Day of February,
	2021	2020
Balance Sheet:
Cash and cash equivalents	$45,120	$24,467
Receivables, net	382,449	348,023
Inventory, net	481,611	256,311
Assets held for sale	39,867	44,806
Total assets, current	971,937	682,836
Total assets	2,263,488	1,903,883
Total liabilities, current	614,892	338,896
Total long-term liabilities	409,249	403,264
Total debt	343,630	339,305
Stockholders' equity	1,239,347	1,161,723
Liquidity:
Working capital	$357,045	$343,940

	Fiscal Years Ended Last Day of February,
	2021	2020
Cash Flow:
Depreciation and amortization	$37,718	$37,409
Net cash provided by operating activities	314,106	271,293
Capital and intangible asset expenditures	98,668	17,759
Net debt proceeds	7,100	16,900
Payments for repurchases of common stock	203,294	10,169

Reconciliation of GAAP Net Cash Provided by Operating Activities
to Free Cash Flow (Non-GAAP) (10)
(Unaudited) (in thousands)

	Fiscal Years Ended Last Day of February,
	2021	2020
Net cash provided by operating activities (GAAP)	$314,106	$271,293
Less: Capital and intangible asset expenditures	(98,668)	(17,759)
Free cash flow (non-GAAP)	$215,438	$253,534

HELEN OF TROY LIMITED AND SUBSIDIARIES
Notes to Press Release
(1)Organic business refers to net sales revenue associated with product lines or brands after the first twelve months from the date the product line or brand is acquired, excluding the impact that foreign currency remeasurement had on reported net sales revenue. Net sales revenue from internally developed brands or product lines is considered Organic business activity.
(2)On January 23, 2020, we completed the acquisition of Drybar Products. As such, fiscal 2020 includes approximately five weeks of operating results from Drybar Products and fiscal 2021 includes a full year of operating results. Drybar Products sales prior to the first annual anniversary of the acquisition are reported in Acquisition. Sales from Drybar Products subsequent to the first annual anniversary of the acquisition are reported in Organic business.
(3)The Company defines Core business as strategic business that it expects to be an ongoing part of its operations, and Non-Core business as business or assets (including assets held for sale) that it expects to divest within a year of its designation as Non-Core.
(4)Amortization of intangible assets.
(5)Non-cash share-based compensation.
(6)Non-cash asset impairment charges related to goodwill and intangible assets. The impairment charges were related to assets of the Personal Care business classified as held for sale within the Beauty segment.
(7)Charges incurred in conjunction with the Company’s restructuring plan (Project Refuel).
(8)Acquisition-related expense associated with the definitive agreement to acquire Drybar Products LLC are included in SG&A for the three- and twelve-month periods ended February 29, 2020.
(9)Leadership Brand net sales consists of revenue from the OXO, Honeywell, Braun, PUR, Hydro Flask, Vicks, Hot Tools and Drybar brands.
(10)This press release contains non-GAAP financial measures. Adjusted Operating Income, Adjusted Operating Margin, Adjusted Income, Adjusted Diluted EPS, Core and Non-Core Adjusted Diluted EPS, EBITDA, Adjusted EBITDA, and Free Cash Flow (“Non-GAAP Financial Measures”) that are discussed in the accompanying press release or in the preceding tables may be considered non-GAAP financial information as contemplated by SEC Regulation G, Rule 100. Accordingly, the Company is providing the preceding tables that reconcile these measures to their corresponding GAAP-based measures. The Company believes that these non-GAAP measures provide useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations. The Company believes that these non-GAAP financial measures, in combination with the Company’s financial results calculated in accordance with GAAP, provide investors with additional perspective regarding the impact of certain charges and benefits on applicable income, margin and earnings per share measures. The Company also believes that these non-GAAP measures facilitate a more direct comparison of the Company’s performance with its competitors. The Company further believes that including the excluded charges and benefits would not accurately reflect the underlying performance of the Company’s operations for the period in which the charges and benefits are incurred, even though such charges and benefits may be incurred and reflected in the Company’s GAAP financial results in the near future. The material limitation associated with the use of the non-GAAP measures is that the non-GAAP measures do not reflect the full economic impact of the Company’s activities. These non-GAAP measures are not prepared in accordance with GAAP, are not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies. Accordingly, undue reliance should not be placed on non-GAAP information.